UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PACIFIC VENTURES GROUP, INC.

(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PACIFIC VENTURES GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

PACIFIC VENTURES GROUP, INC.

117 West 9th Street, Suite 316

Los Angeles, California 90015

310-392-5606

INFORMATION STATEMENT

June 15, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Pacific Ventures Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders  (the “ Common Stockholders ”) of Common Stock, par value $.0001 per share (the “ Common Stock ”), of Pacific Ventures Group, Inc., a Delaware corporation (the “Company”), to notify such Common Stockholders that on June 14, 2018, the Company received a unanimous written consent in lieu of a meeting of certain Common Stock holders and the holder of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred”).  Each share of Series E Preferred has the equivalent of ten (10) votes of Common Stock.  Currently, there is one holder of Series E Preferred (the “Series E Stockholder”), holding 1,000,000 shares of Series E Preferred, resulting in the Series E Stockholder and certain Common Stock holders holding in the aggregate approximately 56.1% of the total voting power of all issued and outstanding voting shares of the Company (the “Majority Stockholders”).   The Majority Stockholders authorized the following:

●	The increase in the number of authorized shares of Common Stock from one hundred thousand (100,000,000) shares of Common Stock to five hundred thousand (500,000,000) shares of Common Stock (the “Authorized Common Stock Share Increase”);

We have attached as Appendix A hereto a form of the proposed amendment to the Articles of Incorporation, the increase in authorized shares of common stock to five hundred thousand.

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On June 14, 2018, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Common Stock, the: (i) Authorized Common Stock Share Increase (the “Action”).  On June 14, 2018, the Majority Stockholders approved the Action by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“GCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

We will mail the Notice to the Common Stockholders on or about July 2, 2018.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common Stockholders of the Company will benefit from this Action because it believes that the Company will be able to extinguish legacy convertible debt, and attract new investors for investment in its food and beverage business.

The Board believes that the Common Stockholders of the Company will benefit from the Authorized Common Stock Share Increase because such change may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities.

Accordingly, it was the Board’s opinion that the Action would better position the Company to attract potential business candidates and provide the Common Stockholders a greater potential return.

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INTRODUCTION

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Common Stockholders on or about July 2, 2018.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board of Directors (the “Board”) of Pacific Ventures Group, Inc. (the “Company,” “we,” “our” or “us”) and the holder of Series E Convertible Preferred Stock (the “Series E Preferred”), which has voting rights with respect to the Common Stock and, together with certain holders of Common Stock, constitute a majority of the voting power of the Common Stock.

SERIES E PREFERRED STOCK

By unanimous written consent of the Board (as permitted under Section 141 of the DGCL), the designation, rights, preferences and privileges of the Series E Preferred were established by the Board (as is permitted under Section 151 of the DGCL and by the Certificate of Incorporation, as amended, of the Company).  The designation, rights, preferences and privileges that the Board established for the Series E Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on October 23, 2006.  Among other things, the Certificate of Designation provides that the holder of each one share of Series E Preferred (the “Series E Stockholders”) has the equivalent of ten (10) votes of Common Stock.

As of June 14, 2018, there were issued and outstanding (i) 77,897,226 shares of our Common Stock, and (ii) 1,000,000 shares of our Series E Preferred which is equivalent to 10,000,000 votes.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Action is eighty seven million, eight hundred ninety seven thousand, two hundred twenty-six (87,897,226) (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series E Preferred).  Pursuant to Section 228 of the DGCL, at least a majority of the voting equity of the Company, or at least forty three million, nine hundred forty eight thousand, six hundred fourteen (43,948,614) votes, are required to approve the Action by written consent.

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The following table sets forth the name of the Series E Stockholder and certain other holders of Common Stock, the number of shares of Common Stock and of Series E Preferred held by each such stockholder, the total number of votes that the Series E Stockholder and certain other holders of Common Stock voted in favor of the Action, and the percentage of the issued and outstanding voting equity of the Company that voted in favor of the Action.

Name of Stockholder	Number of Shares of Common Stock Held	Number of Votes held by Series E Stockholder	Total Number of Votes Held by Stockholder	Percentage of the Voting Equity
SHANNON MASJEDI		10,000,000	10,000,000	11.4%
SHANNON MASJEDI TTEE OF ACD TRUST	13,590,991		13,590,991	15.5%
OMID AHMADI	9,333,333		9,333,333	10.6%
ACD TRUST	6,500,000		6,500,000	7.4%
CLASSIC BEVERAGE CORPORATION	5,000,000		5,000,000	5.7%
AZITA DAVIDYAN	3,500,000		3,500,000	4.0%
MARC SHENKMAN	1,400,000		1,400,000	1.6%
Total	39,324,324	10,000,000	49,324,324	56.1%

ACTIONS TO BE TAKEN

The Authorized Share Increase will become effective on the date that we file the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement

We currently expect to file the Amendment on or about July 15, 2018,

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Series E Stockholder and certain Common Stock shareholders have approved such Action, to elect not to proceed with such Action if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate the Action.

INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

GENERAL

The number of authorized shares of our Common Stock will be increased from one hundred million (100,000,000) shares to five hundred million (500,000,000) shares (the “Authorized Common Stock Share Increase”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES

The additional shares of common stock for which authorization is sought would be part of the existing class of Common Stock, if and when issued. These shares would have the same rights and privileges as the shares of Common Stock currently outstanding. Holders of the Company's Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.

The Board of Directors believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The purpose of increasing the number of authorized shares of Common Stock is to have shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:

-	conversion of convertible securities
-	retiring convertible debt
-	investment opportunities
-	stock dividends or other distributions
-	future financings and other corporate purposes
-	future acquisitions

The Company is actively pursuing financings which may result in the issuance of additional shares of Common Stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of June 14, 2018 of (i) each person known to us to beneficially own 10% or more of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of June 14, 2018, there were a total of 77,897,226 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Total Voting Stock” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire, within sixty (60) days of June 14, 2018 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name of Stockholder	Number of Shares of Common Stock Held	Number of Votes Held by Series E Stockholder	Total Number of Votes Held by Stockholder	Percentage of the Voting Equity
SHANNON MASJEDI		10,000,000	10,000,000	11.4%
SHANNON MASJEDI TTEE OF ACD TRUST	13,590,991		13,590,991	15.5%

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “ SEC ”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017; and

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2018

You may request a copy of these filings, at no cost, by writing Pacific Ventures Group, Inc. at 117 West 9th Street, Suite 316, Los Angeles, California 90015, or telephoning the Company at 310-392-5606. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Shannon Masjedi
Shannon Masjedi
Chief Executive Officer and Director

Dated: June 14, 2018

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APPENDIX A

Proposed Amendment to the Article IV of the Articles of Incorporation, replacing the first sentence of Article IV, indicating the increase in authorized shares of common stock to five hundred million (500,000,000).

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $.001 per share (the "Common Stock") and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the "Preferred Stock").

A-1

WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING OF PACIFIC VENTURES GROUP, INC.
(a Delaware Corporation)

The undersigned, being shareholders (the “Shareholders”) of Pacific Ventures Group, Inc., a Delaware corporation (the “Corporation”), holding no less than a majority of the outstanding Common and Series E Preferred (as defined below) shares of the Corporation, hereby waive all requirements as to notice of meeting and hereby consent and agree to the adoption of the resolutions set forth below in lieu of taking such action at a formal special meeting, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware (“DGCL”):

AMENDMENT OF ARTICLE IV OF THE RESTATED ARTICLES OF
INCORPORATION

WHEREAS, the Board of Directors believes it to be in the best interests of the Corporation to amend Article IV of the Restated Articles of Incorporation to increase the amount of authorized shares of common stock of the Corporation from 100,000,000 shares to 500,000,000 shares; and that such increase in authorized common shares will give the Board of Directors the flexibility to consider transactions that would be in the best interests of the Corporation and its shareholders;

NOW, THEREFORE, IT IS RESOLVED, that the Shareholders hereby approve the following amendment of Article IV of the Restated Articles of Incorporation whereby the first sentence of said Article IV is amended to read as follows:

“Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue shall be five hundred ten million (510,000,000) shares, of which five hundred million (500,000,000) shares shall be common stock, par value $.001 per share (the “Common Stock”) and ten million (10,000,000) shares shall be preferred stock, par value $.001 per share (the “Preferred Stock”).”

RESOLVED, that the appropriate corporate officers be, and each of them with full authority to act without the others hereby is, authorized and directed for and on behalf of the Corporation to take or cause to be taken any and all actions, to execute and deliver any and all certificates, instructions, requests, or other instruments, and to do any and all things which, in any such officer’s judgment, may be necessary or desirable to effect each of the foregoing resolution and to carry out the purposes thereof, the taking of any such actions, the execution and delivery of any such certificates, instructions, requests, or instruments, or the doing of any such things to be conclusive evidence of their necessity or desirability; and

RESOLVED, that this consent may be executed in one or more counterparts.

A-2

IN WITNESS WHEREOF, the undersigned, being Shareholders of Pacific Ventures Group, Inc. holding no less than a majority of the outstanding Series Preferred shares of LinkShare, hereby execute this Written Consent of Shareholders in Lieu of Meeting, with respect to the Shares owned by them or which they have the right to vote in favor of the adoption of the Amendment of Article IV of the Restated Articles of Incorporation, which number of shares is specified below their signature on the relevant signature page of this consent, and shall have the same force and effect as a Shareholder vote at a duly called meeting of the Shareholders and shall be filed with the minutes of proceedings of the Shareholders in the corporate records.

Dated: As of June 13, 2018.

By:

Shannon Masjedi

1,000,000 Series E Preferred Shares, equivalent to 10,000,000 Common Share Votes

By:

OMID AHMADI

9,333,333 Common Share Votes

By:

ACD TRUST

6,500,000 Common Share Votes

By:

CLASSIC BEVERAGE CORPORATION
5,000,000 Common Share Votes

By:

AZITA DAVIDYAN

3,500,000 Common Share Votes

By:

MARC SHENKMAN

1,400,000 Common Share Votes

A-3